Exhibit 4.2
FORM OF GLOBAL PREFERRED SECURITY

CUSIP:

ISIN:
UNLESS THIS GLOBAL PREFERRED SECURITY IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IN EXCHANGE FOR THIS GLOBAL PREFERRED SECURITY OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF                      OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORISED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO                      OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF,                     , HAS AN INTEREST HEREIN.
THIS GLOBAL PREFERRED SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THIS GLOBAL PREFERRED SECURITY, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS LEGEND. BENEFICIAL INTERESTS IN THIS GLOBAL PREFERRED SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THIS LEGEND.

Serial Number: _______
BBVA INTERNATIONAL PREFERRED, S.A. UNIPERSONAL
(incorporated with limited liability under the laws of Spain)
SERIES
NON-CUMULATIVE GUARANTEED
PREFERRED SECURITIES
guaranteed by
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
(incorporated with limited liability under the laws of Spain)
GLOBAL PREFERRED SECURITY
This global preferred security (the “Global Preferred Security”) is issued in respect of Series                      Non-cumulative Guaranteed Preferred Securities, each with a liquidation preference of                      (the “Preferred Securities”) of BBVA International Preferred, S.A. Unipersonal, a sociedad anónima incorporated under the laws of the Kingdom of Spain, with corporate address at Calle Gran Vía, 1, Bilbao, Spain, registered with the Mercantile Registry of Vizcaya under Volume 4,569, Sheet BI-43,064 and with tax identification number B- 95377818.
This certifies that                     , as nominee of the Depository Trust Company (“DTC”), is the registered holder of                      Preferred Securities for an aggregate nominal amount of                     . The terms and conditions of the Preferred Securities (the “Conditions”) are contained in Schedule 1 hereto. In the event of any inconsistency between the provisions of (a) the Conditions and (b) this Global Preferred Security, the Conditions will prevail.
The Preferred Securities have been issued by virtue of a public deed of issuance executed on                     , 20___, before Mr/Ms.                     , a Notary Public of                     , identified by file number                     , and registered with                      on                     , 20    .
Words and expressions defined or set out in the Conditions shall have the same meaning when used in this Global Preferred Security.
This Global Preferred Security is issued subject to, and with the benefit of, the Conditions and a Registrar and Transfer and Paying Agency and Calculation Agency Agreement (the “Agency Agreement” which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated                     , 20___ among the Issuer, Banco Bilbao Vizcaya Argentaria, S.A. (the “Guarantor”) and                      as registrar, transfer, paying and calculation agent (the “Paying Agent” and “Calculation Agent”).
On any distribution being made in respect of, or purchase and cancellation of, any of the Preferred Securities represented by this certificate, details of such redemption, distribution or purchase and cancellation (as the case may be) shall be entered by the Registrar in the Register (as defined in the Agency Agreement). Upon any such redemption or purchase and cancellation, the nominal amount of this Global Preferred Security shall be reduced by the nominal amount of the Preferred Securities so redeemed or purchased and cancelled. The nominal amount of the Global Preferred Security following any such redemption or purchase and cancellation or any transfer or exchange as referred to below shall be that amount most recently entered in the Register.

Preferred Securities represented by this Global Preferred Security are transferable only in accordance with, and subject to, the provisions of this Global Preferred Security (including the legend set out above) and the rules and operating procedures of DTC. So long as                     ., as the nominee of DTC, is the sole registered owner of this Global Preferred Security,                      for all purposes will be considered the sole holder of this Global Preferred Security. Except as provided below, owners of beneficial interests in this Global Preferred Security will not be entitled to have definitive Preferred Securities registered in their names, will not receive delivery of definitive Preferred Securities and will not be considered to be the holder hereof.
This Global Preferred Security may be exchanged in whole but not in part (free of charge) for definitive Preferred Securities in the form set out in Schedule 2 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such definitive Preferred Securities and the Conditions have been endorsed on or attached to such definitive Preferred Securities) only upon the occurrence of an Exchange Event.
An Exchange Event means:
(a)	DTC has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Preferred Securities or DTC has ceased to be a clearing agency registered under applicable law and a successor depositary has not been appointed by the Issuer within 90 days; or

(b)	DTC requests the exchange; or

(c)	the Issuer requires the exchange.
The Issuer will promptly give notice to holders of Global Preferred Securities in accordance with Condition 8 upon the occurrence of an Exchange Event. Any exchange shall occur no later than 10 days after the date of such notice, subject to and in accordance with the practices of DTC to the extent applicable.
Exchanges will be made upon presentation of this Global Preferred Security at the office of the Paying Agent at                      by the holder of it on any day (other than a Saturday or Sunday) on which banks are open for general business in                      or, as the case may be, the city in which such other specified office is located. The aggregate nominal amount of definitive Preferred Securities issued upon an exchange of this Global Preferred Security will be equal to the aggregate nominal amount of this Global Preferred Security exchanged.
On an exchange in whole of this Preferred Security, this Global Preferred Security shall be surrendered to the Registrar.
On any exchange or transfer following which Preferred Securities represented by this certificate are no longer to be so represented details of the exchange or transfer shall be entered by the Registrar in the Register, following which the nominal amount of this Global Preferred Security held by the registered holder of this Global Preferred Security shall be reduced by the nominal amount so exchanged or transferred.
Distributions in respect of this Global Preferred Security will be made to DTC by wire transfer of immediately available funds for credit to its participants’ accounts. None of the Issuer, the Guarantor, the Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Global Preferred Security or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests.

Until such time as any definitive Preferred Securities are issued, there may, so long as any global Preferred Security certificates representing the Preferred Securities are held in their entirety on behalf of DTC, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to DTC or one of its direct or indirect participants for communication by it to the holders of the Preferred Securities except that for so long as any Preferred Securities are listed on a stock exchange or admitted to listing by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules. Any such notice shall be deemed to have been given to the holders of the Preferred Securities on the third day after the day on which the said notice was given to DTC.
Until the exchange of the whole of this Global Preferred Security, the registered holder of this Global Preferred Security shall in all respects (except as otherwise provided in this Global Preferred Security and in the Conditions) be entitled to the same benefits as if he were the registered holder of the definitive Preferred Securities represented by this certificate.
Transfers of this Global Preferred Security shall be limited to transfers, in whole but not in part, to any nominee of DTC or to a successor of DTC or its nominee.
The statements in the legend set out above are an integral part of the terms of this Global Preferred Security and, by acceptance of this Global Preferred Security, the registered holder of this Global Preferred Security agrees to be subject to and bound by the terms and provisions set out in the legend.
This Global Preferred Security is governed by, and shall be construed in accordance with, Spanish law.
This Global Preferred Security shall not be valid unless authenticated by the Registrar.
For information purposes only, the aggregate nominal amount of the Series ___ Preferred Securities is equivalent to                     , based on the spot rate quoted on Bloomberg for                     , 20___ of                      per                     . The Preferred Securities shall not under any circumstances whatsoever be payable in any currency other than                      or such coin or currency of                      as at the time of payment shall be legal tender for the payment of public and private debts.

IN WITNESS whereof the Issuer has caused this Global Preferred Security to be duly executed on its behalf.

BBVA International Preferred, S.A. Unipersonal
By:
[ ]
Director

Authenticated without recourse, warranty or liability by

By:

Serial Number:
BBVA INTERNATIONAL PREFERRED, S.A. UNIPERSONAL
(incorporated with limited liability under the laws of Spain)
SERIES
NON-CUMULATIVE GUARANTEED
PREFERRED SECURITIES
guaranteed by
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
(incorporated with limited liability under the laws of Spain)
FORM OF DEFINITIVE PREFERRED SECURITY
This definitive preferred security (the “Definitive Preferred Security”) is issued in respect of Series ___                      Non-cumulative Guaranteed Preferred Securities, each with a liquidation preference of                      (the “Preferred Securities”) of BBVA International Preferred, S.A. Unipersonal, a sociedad anónima incorporated under the laws of the Kingdom of Spain, with corporate address at Calle Gran Vía, 1, Bilbao, Spain, registered with the Mercantile Registry of Vizcaya under Volume 4,569, Sheet BI-43,064 and with tax identification number B- 95377818.
This certifies that                     , is the registered holder of                      Preferred Securities for an aggregate nominal amount of                     . The terms and conditions of the Preferred Securities (the “Conditions”) are contained in Schedule 1 hereto. In the event of any inconsistency between the provisions of (a) the Conditions and (b) the Global Preferred Security, the Conditions will prevail.
The Definitive Preferred Securities have been issued by virtue of a public deed of issuance executed on                     , 20___, before                     , a Notary Public of                     , identified by file number                     , and registered with                      on                     , 20    .
Words and expressions defined or set out in the Conditions shall have the same meaning when used in this Definitive Preferred Security.
For information purposes only, the aggregate nominal amount of the Series ___ Preferred Securities is equivalent to                     , based on the spot rate quoted on Bloomberg for                     , 20___ of U.S.                      per                     . The Preferred Securities shall not under any circumstances whatsoever be payable in any currency other than                      or such coin or currency of                      as at the time of payment shall be legal tender for the payment of public and private debts.

1

BBVA International Preferred, S.A. Unipersonal
By:
[ ]
Director

Authenticated without recourse, warranty or liability by

By:

2

FORM OF TRANSFER
FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)
[     ] nominal amount of this Definitive Preferred Security and all rights hereunder, hereby irrevocably constituting and appointing                      as attorney to transfer such principal amount of this Definitive Preferred Security in the register maintained by BBVA International Preferred, S.A. Unipersonal with full power of substitution.

Signature(s)

Date:
NOTE:
1.	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions (including, if required a duly completed certification in the form set out in Schedule 3 to the Agency Agreement) and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

2.	The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Definitive Preferred Security in every particular, without alteration or enlargement or any change whatever.

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SCHEDULE 1
CONDITIONS OF THE PREFERRED SECURITIES
[Conditions of the preferred securities to be set forth in the applicable prospectus supplement.]

Sch-1-1

SCHEDULE 2
REGISTER AND TRANSFER OF DEFINITIVE PREFERRED SECURITIES
1.	The Registrar shall at all times maintain in a specified office agreed by the Issuer the Register showing the amount of the Definitive Preferred Securities from time to time outstanding and the dates of issue and all subsequent transfers and changes of ownership of the Definitive Preferred Securities and the names and addresses of the holders of the Definitive Preferred Securities. The holders of the Definitive Preferred Securities or any of them and any person authorised by any of them may at all reasonable times during office hours inspect the Register and take copies of or extracts from it. The Register may be closed by the Issuer for such periods and at such times (not exceeding in total 30 days in any one year) as it may think fit.

2.	Each Definitive Preferred Security shall have an identifying serial number which shall be entered on the Register.

3.	The Definitive Preferred Securities are transferable by execution of the form of transfer endorsed on them under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing.

4.	The Definitive Preferred Securities to be transferred must be delivered for registration to the specified office of the Registrar with the form of transfer endorsed on them duly completed and executed and must be accompanied by such documents, evidence and information as may be required by the Registrar and such other evidence as the Issuer may reasonably require to prove the title of the transferor or his right to transfer the Definitive Preferred Securities and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

5.	The executors or administrators of a deceased holder of Definitive Preferred Securities (not being one of several joint holders) and in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders shall be the only person or persons recognised by the Issuer as having any title to such Definitive Preferred Securities.

6.	Any person becoming entitled to Definitive Preferred Securities in consequence of the death or bankruptcy of the holder of such Definitive Preferred Securities may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer shall require be registered himself as the holder of such Definitive Preferred Securities or, subject to the preceding paragraphs as to transfer, may transfer such Definitive Preferred Securities. The Issuer shall be at liberty to retain any amount payable upon the Definitive Preferred Securities to which any person is so entitled until such person shall be registered or shall duly transfer the Definitive Preferred Securities.

7.	Unless otherwise requested by him, the holder of Definitive Preferred Securities shall be entitled to receive only one Definitive Preferred Security in respect of his entire holding of the Definitive Preferred Securities.

8.	The joint holders of Definitive Preferred Securities shall be entitled to one Definitive Preferred Security only in respect of their joint holding of the Definitive Preferred Securities which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of such joint holding.

Sch-2-1

9.	Where a holder of Definitive Preferred Securities has transferred part only of his holding of Definitive Preferred Securities represented by a single Definitive Preferred Security there shall be delivered to him without charge a Definitive Preferred Security in respect of the balance of his holding.

10.	The Issuer shall make no charge to the holders of Definitive Preferred Securities for the registration of any holding of Definitive Preferred Securities or any transfer of it or for the issue or delivery of Definitive Preferred Securities in respect of the holding at the specified office of the Registrar or by uninsured mail to the address specified by the holder. If any holder entitled to receive a Definitive Preferred Security wishes to have the same delivered to him otherwise than at the specified office of the Registrar, such delivery shall be made, upon his written request to the Registrar, at his risk and (except where sent by uninsured mail to the address specified by the holder) at his expense.

11.	The holder of a Definitive Preferred Security may (to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of the Definitive Preferred Security notwithstanding any notice any person may have of the right, title, interest or claim of any other person to the Definitive Preferred Security. The Issuer shall not be bound to see to the execution of any trust to which any Definitive Preferred Security may be subject and no notice of any trust shall be entered on the Register. The holder of a Definitive Preferred Security will be recognised by the Issuer and the Guarantor as entitled to his Definitive Preferred Security free from any equity, set-off or counterclaim on the part of the Issuer or the Guarantor against the original or any intermediate holder of such Definitive Preferred Security.

12.	A Definitive Preferred Security may be registered only in the name of, and transferred only to, a named person or persons not exceeding four in number.

Sch-2-2